UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

Neurologix, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-13347	06-1582875
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 592-6451

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Neurologix, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 11, 2010. At the Annual Meeting, the Company’s stockholders (i) elected Mr. Reginald L. Hardy and Dr. Jeffrey B. Reich to serve as Class I directors for a term expiring at the Annual Meeting in 2013, (ii) elected Mr. Clark A. Johnson to serve as a Class III director for a term expiring at the Annual Meeting in 2012 and (iii) approved the amendments to the Company’s 2000 Stock Option Plan (the “Plan”) that (a) increased the number of shares of the Company’s common stock available for issuance pursuant to the Plan from 6,000,000 to 8,000,000, (b) extended the expiration date of the Plan for five years and (c) amended the name of the Plan from the “Arinco Computer Systems Inc. 2000 Stock Option Plan” to the “Neurologix, Inc. 2000 Stock Option Plan.” The votes on these matters are as follows:

1. The election of Mr. Reginald L. Hardy and Dr. Jeffrey B. Reich to serve as Class II directors for a term expiring at the Annual Meeting in 2013

Director	For	Withhold Authority	Broker Non-Votes
Reginald L. Hardy	45,524,983.5402	89,402	8,960,577
Jeffrey B. Reich	45,532,233.5402	82,152	8,960,577

2. The election of Mr. Clark A. Johnson to serve as a Class III director for a term expiring at the Annual Meeting in 2012

Director	For	Withhold Authority	Broker Non-Votes
Clark A. Johnson	45,520,212.5402	94,173	8,960,577

3. The approval of amendments to the Company’s 2000 Stock Option Plan as described above

For	Against	Abstain	Broker Non-Votes
45,419,287.5402	179,577	15,521	8,960,577

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neurologix, Inc.

By:	/s/ Marc L. Panoff

Name:	Marc L. Panoff
Title:	Chief Financial Officer, Secretary, Treasurer

Date: May 14, 2010